UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2010

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, Paul Lubetkin announced his departure as General Counsel of Pharmasset, Inc. (the “Company”), effective November 15, 2010. In connection with the announcement of his departure, the Company entered into a Separation Agreement and General Release with Mr. Lubetkin, dated November 12, 2010 (the “Separation Agreement”), pursuant to which the Company agreed to pay Mr. Lubetkin nine months severance pay in a single lump sum cash payment of $213,278.22, less applicable deductions and withholdings. In addition, the Company agreed to pay the premiums for continued health care coverage for Mr. Lubetkin and his eligible dependants for the first nine months of the COBRA period. The Company also agreed to extend, for an additional nine months, the period within which Mr. Lubetkin may exercise the stock options previously granted to him which were fully vested as of November 15, 2010. In consideration of the severance benefits provided by the Company under the Separation Agreement, Mr. Lubetkin provided the Company a general release of all claims he may have against the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: November 18, 2010	By:	/S/ KURT LEUTZINGER
Kurt Leutzinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Separation Agreement and General Release, dated November 12, 2010, between Paul Lubetkin and Pharmasset, Inc.